Exhibit 10 (GG)
THIRD AMENDMENT TO THE
CARPENTER TECHNOLOGY CORPORATION
STOCK-BASED INCENTIVE COMPENSATION PLAN
FOR OFFICERS AND KEY EMPLOYEES

    THIS THIRD AMENDMENT is made as of the 8th day of April, 2024, by Carpenter Technology Corporation, a corporation organized under the laws of the State of Delaware (the “Company”).

INTRODUCTION

    The Company maintains the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Plan”), which was last amended and restated to be effective as of October 11, 2022, as amended twice since such date. The Company reserved the right to amend the Plan pursuant to Section 10.1 thereof. The Company wishes to amend to the Plan to provide that the Company’s clawback policies may apply to awards granted under the Plan.

AMENDMENT

    NOW THEREFORE, the Plan is amended, effective as of April 8, 2024, by adding the following sentence to the end of the existing Section 6.6:

“Notwithstanding any other provision herein, Awards granted hereunder are subject to any applicable compensation, clawback, recoupment or similar policies of the Company or any Subsidiary in effect from time to time, whether adopted before or after the date any Award is granted and such other clawback rules as may be required by applicable law.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the day and year first written above.

                CARPENTER TECHNOLOGY CORPORATION

                By:
Rachelle H. Thompson,
Vice President, Chief Human Resources Officer